UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): March 21, 2006



                      MIDAMERICAN ENERGY HOLDINGS COMPANY
             (Exact name of registrant as specified in its charter)



       Iowa                               1-14881                 94-2213782
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer
    incorporation)                                           Identification No.)

                    666 Grand Avenue, Des Moines, Iowa          50309
                    ----------------------------------          -----
              (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (515) 242-4300
                                                           --------------

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 7.01  Regulation FD Disclosure.

     As previously disclosed by MidAmerican Energy Holdings Company (the "Company"), on May 23, 2005, the Company entered into a Stock Purchase Agreement, as amended on March 21, 2006 (the "Stock Purchase Agreement") with Scottish Power plc and its wholly-owned subsidiary, PacifiCorp Holdings, Inc. ("PHI"), pursuant to which the Company acquired 100% of the common stock of PHI's direct subsidiary, PacifiCorp, for a cash purchase price of approximately $5.1 billion (the "PacifiCorp Acquisition") on March 21, 2006.

     Also, as previously disclosed by the Company, in connection with the PacifiCorp Acquisition, immediately prior to the closing thereof on March 21, 2006, Berkshire Hathaway Inc. ("Berkshire Hathaway"), the Company's majority shareholder, invested approximately $5.07 billion and certain other of the Company's existing shareholders and related companies invested approximately $35.5 million in the Company's common stock in order to provide equity funding for that acquisition (the "New Equity Investment"). Berkshire Hathaway has granted the Company the right to repurchase up to $1.7 billion of the Company's common stock issued to Berkshire Hathaway as part of the New Equity Investment at any time prior to June 30, 2006 at the same price at which such stock was issued.

     On March 17, 2006, the Company disclosed that, on such date, it had commenced an offering of $3.25 billion in aggregate principal amount of unsecured senior bonds due 2036 (the "Bonds"). On March 21, 2006, the Company entered into a purchase agreement (the "Bond Purchase Agreement") with the initial purchasers of the Bonds. Attached as an exhibit to the Bond Purchase Agreement is a term sheet (the "Pricing Term Sheet") reflecting, among other things, the pricing terms of the Bonds, as well as certain additional information not contained or addressed in the confidential preliminary offering memorandum, dated March 17, 2006 (the "Preliminary Offering Memorandum"), prepared and distributed by the Company to qualified potential offerees of the Bonds. The Pricing Term Sheet may contain certain material non-public information relating to price of the Bonds, the scheduled closing of each of the PacifiCorp Acquisition and the purchase and sale of the Bonds, and the effect of the reduction of the offering amount from $3.25 billion to $1.7 billion on the pro forma financial statements and other information previously disclosed by the Company.

     As set forth in the Pricing Term Sheet, the purchase and sale of the Bonds is scheduled to occur on March 24, 2006. In addition, the Company has determined to issue $1.7 billion (rather than $3.25 billion) in aggregate principal amount of the Bonds. The Bonds were issued at an offering price of 99.957% and will accrue interest at a rate of 6.125% of per annum, as agreed upon by the Company and the initial purchasers of the Bonds, and will mature on April 1, 2036. As a result of the reduction in size of the Bond offering from $3.25 billion to $1.7 billion, the Company will not pre-fund its $1.55 billion of senior notes maturing in 2007 and 2008, as contemplated by the Preliminary Offering Memorandum. The principal pro forma effects of this reduction in the size of the offering are that the Company's unaudited pro forma condensed combined consolidated total assets and total liabilities, respectively, as of December 31, 2005, will be approximately $34,368.3 million (a reduction of approximately $1,569.0 million from the pro forma information contained in the Preliminary Offering Memorandum) and $27,339.2 million (a reduction of $1,569.0 million from such pro forma information), respectively, and its unaudited pro forma condensed combined consolidated income from continuing operations for the twelve month period ended December 31, 2005 will be approximately

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$796.1 million (an increase of approximately $7.4 million from the pro forma information contained in the Preliminary Offering Memorandum), as a result of lower interest expense partially offset by lower interest income, net of taxes.

     The Company intends to use the entire gross proceeds from the sale of the Bonds to repurchase from Berkshire Hathaway a portion of the Company's common stock issued to it as part of the New Equity Investment.

     This Current Report on Form 8-K and the statements contained herein (including the exhibits hereto) do not, and shall not be deemed to, constitute an offer to sell or buy or a solicitation of an offer to sell or buy any securities of the Company (including, without limitation, the Bonds). The Bonds have not been registered under the Securities Act of 1933 as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. The Bonds are being sold only to "Qualified Institutional Buyers" under Rule 144A and to non-U. S. persons in offshore transactions under Regulation S. Any offers of the Bonds will be made exclusively by means of a private offering memorandum (including the Preliminary Offering Memorandum).

Forward-Looking Statements

     This Form 8-K contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. A reader can typically identify forward-looking statements by the use of forward looking words, such as "may", "will", "could", "project", "believe", "anticipate", "expect", "estimate", "continue", "potential", "plan", "forecast" and similar terms. These statements are based upon the Company's current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the Company's control and could cause actual results to differ materially from those expressed or implied by forward-looking statements. These factors include, among others: general economic, political and business conditions in the jurisdiction in which the Company's facilities are located; the financial condition and creditworthiness of the Company's significant customers and suppliers; governmental, statutory, legislative, regulatory or administrative initiatives, including those relating to the recently enacted Energy Policy Act of 2005, or ratemaking actions affecting the Company or the electric or gas utility, pipeline or power generation industries; the outcome of general rate cases and other proceedings conducted before regulatory authorities; weather effects on sales and operating revenue; changes in expected customer growth or usage of electricity or gas, economic or industry trends that could impact electricity or gas usage; increased competition in the power generation, electric and gas utility or pipeline industries; fuel, fuel transportation and power costs and availability; continued availability of accessible gas reserves; changes in business strategy, development plans or customer or vendor relationships; availability, terms and deployment of capital; availability of qualified personnel; unscheduled outages or repairs; risks relating to nuclear generation; financial or regulatory accounting principles or policies imposed by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission, state public utility commissions, the Office of Gas and Electricity Markets in the United Kingdom and similar

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entities with regulatory oversight; changes in, and compliance with, environmental laws, regulations, decisions and policies that could increase operating and capital improvement costs or affect plant output and/or delay plant construction; the Company's ability to successfully integrate PacifiCorp's operations into our business; other risks or unforeseen events, including wars, the effects of terrorism, embargoes and other catastrophic events; and other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.

     Further details of the potential risks and uncertainties affecting the Company are described in the "Risk Factors" contained in Exhibit 20.1 to the Company's Form 8-K, dated March 17, 2006 and in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 21, 2006                     MIDAMERICAN ENERGY HOLDINGS COMPANY



                                          By: /s/ Douglas L. Anderson
                                             -----------------------------
                                             Name:  Douglas L. Anderson
                                             Title: Senior Vice President




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